UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
August 6, 2015
Date of Report (Date of earliest event reported)
GAIN CAPITAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35008	20-4568600
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)
Bedminster One
135 Route 202/206
Bedminster, New Jersey 07921
(Address of Principal Executive Offices)
(908) 731-0700
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On August 6, 2015, GAIN Capital Holdings, Inc., a Delaware corporation (the “Company”), issued a press release to report the Company’s financial results for the quarter and six months ended June 30, 2015. The full text of the press release is attached to this current report on Form 8-K as Exhibit 99.1.*

Item 7.01 Regulation FD Disclosure.
On August 6, 2015, beginning at 8:00 a.m., eastern time, the Company will host a conference call concerning the Company’s financial results for the quarter and six months ended June 30, 2015. In connection with this conference call, the Company has made available for review on its website (ir.gaincapital.com) a copy of its corporate presentation. A copy of the corporate presentation is also attached hereto as Exhibit 99.2.*
Item 8.01 Other Events.
On August 6, 2015, the Company announced that the Board of Directors has declared a dividend of $0.05 per share of the Company’s common stock. The dividend will be paid on September 23, 2015 to shareholders of record at the close of business on September 14, 2015.
Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press Release of GAIN Capital Holdings, Inc., dated August 6, 2015, reporting its financial results.
99.2	Corporate Presentation

*
The information furnished in Items 2.02, 7.01 and 9.01 of this Current Report on Form 8-K, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: August 6, 2015

GAIN CAPITAL HOLDINGS, INC.

By:	/s/ Jason Emerson
Name:	Jason Emerson
Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release of GAIN Capital Holdings, Inc., dated August 6, 2015, reporting its financial results.
99.2	Corporate Presentation